UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HYPERDYNAMICS CORPORATION
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(713) 353-9400

NOTICE OF CONSENT SOLICITATION

**** IMPORTANT REMINDER ****

Dear Hyperdynamics Corporation Stockholder:

By now, you should have received your proxy materials seeking a written consent of the majority of the holders of the common stock (the “Common Stock”) of Hyperdynamics Corporation (the “Company”) to amend the Company’s certificate of incorporation to effectuate a reverse split of the Common Stock of between one-for-two (1:2) and one-for-six (1:6) (the “Reverse Stock Split Proposal”). Our records indicate you have not yet voted your shares at the time of the mailing of this reminder letter.  As such, our board of directors has elected to extend the date you must vote your shares until August 10, 2017.

Each stockholder’s vote is extremely important because the proposal to approve the Reverse Stock Split Proposal requires the favorable vote of a majority of the issued and outstanding shares of Common Stock in order to be approved. Not voting has the same effect as a vote against this important proposal.  Note that if you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, your broker, bank or other nominee can use its discretion to vote your shares with respect to this matter.

PLEASE CAST YOUR VOTE TODAY. The fastest and easiest way to vote is by telephone or on the Internet. Instructions on how to vote your shares by telephone or on the Internet are attached below and are provided on the proxy card enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided.

YOUR VOTE IS IMPORTANT

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

If you sign and return the enclosed proxy card without indicating a different choice, your shares will be voted FOR the proposal. Important information about the Reverse Stock Split Proposal is contained in the proxy statement dated July 11, 2017 which was previously mailed to you and which we urge you to read.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ Jason Davis

Jason Davis
Chief Financial Officer

You may use one of the following simple methods to promptly provide your voting instructions:

1.                Vote by Internet:  Go to the website www.astproxyportal.com/ast/18390. Click on the Consent and enter your control number.

2.                Vote by Telephone:  Call toll-free 1-972-684-5308.

3.                Vote by Mail: Mark, sign, date and return your Consent or voting instruction form and return it in the postage-paid return envelope or return it to Hyperdynamics Corporation, c/o American Stock Transfer & Trust Company LLC, 6201 15th Ave, Brooklyn, NY 11219, Attention: William Torre; wtorre@astfinancial.com